UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2018

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2018,  Albert Eilender, Executive Chairman of Aceto Corporation (the “Company”), notified the Company that he will step down from his role as Executive Chairman, effective June 30, 2018. Mr. Eilender will continue to serve as a director and remain employed by the Company as Chairman Emeritus until the Company holds its 2018 Annual Meeting in December 2018, at which time Mr. Eilender will retire. By virtue of his age, Mr. Eilender is ineligible to stand for re-election at the 2018 Annual Meeting. Under the Company’s governance guidelines, a director who has reached the age of 75 is ineligible to stand for re-election to the Board. Mr. Eilender has served as a director of the Company since 2000.

Item 7.01 Regulation FD

On June 1, 2018, the Company issued a press release announcing, among other corporate developments, the resignation of Mr. Eilender from his role as Executive Chairman of the Company and his impending retirement. As described in the press release, Vice Chairman Alan Levin was elected by the Company’s Board to serve as Non-Executive Chairman effective July 1, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Description.

	99.1	Press Release, dated June 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: June 5, 2018	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO